Dryden Municipal Series Fund
For the period ended 2/28/05
File number 811-4023

SUB-ITEM 77D
Policies With Respect to Security Investment

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated September 13, 2004

The following information replaces the indicated subsection of the Statement of Additional Information (SAI) entitled
"Purchase, Redemption and Pricing of Fund Shares --
Reduction and Waiver of the Initial Sales Charge--Class A
Shares -- Other Waivers":

Class A shares may be purchased at NAV, without the initial sales charge, through the Distributor or Transfer Agent, by: investors in Individual Retirement Accounts, provided that (a) the purchase is made either from a directed rollover to such Individual Retirement Account or with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential Retirement (the institutional Benefit Plan recordkeeping entity of Prudential) provides administrative or recordkeeping services, in each case provided that such purchase is made within 60 days of receipt of the Benefit Plan distribution, or (b) recordkeeping for the Individual Retirement Account is performed by Prudential Retirement as part of its "Rollover IRA" program (regardless of whether or not the assets of the Individual Retirement Account consist of proceeds of a tax-free rollover of assets from a Benefit Plan described in (a) above)."

Listed below are the names of the JennisonDryden and Strategic Partners Mutual Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund				SAI Date

Dryden Government Income Fund, Inc. 	April 30, 2004
Dryden Municipal Bond Fund		June 29, 2004
	High Income Series
	Insured Series
Dryden California Municipal Fund	October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden High Yield Fund, Inc.		February 27, 2004
Dryden Municipal Series Fund		October 31, 2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden National Municipals Fund, Inc. 	February 27, 2004
Dryden Short-Term Bond Fund, Inc. 	April 30, 2004
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Total Return Bond Fund, Inc.	February 27, 2004
Nicholas-Applegate Fund, Inc. 		February 27, 2004
Dryden Global Total Return Fund, Inc.	March 1, 2004
Dryden Index Series Fund		November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds		January 30, 2004
Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc. January 30, 2004
Jennison 20/20 Focus Fund		May 28, 2004
Jennison Natural Resources Fund, Inc. 	July 28, 2004
Jennison Sector Funds, Inc.
Jennison Financial Services Fund	February 2, 2004
	Jennison Health Sciences Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 	May 3, 2004
Jennison U.S. Emerging Growth Fund, Inc. February 2, 2004
Jennison Value Fund			January 30, 2004
The Prudential Investment Portfolios, Inc.
Jennison Equity Opportunity Fund		December 3, 2003
	Jennison Growth Fund			December 3, 2003
	Dryden Active Allocation Fund		December 3, 2003
JennisonDryden Conservative Allocation Fund	February 17, 2004
	JennisonDryden Moderate Allocation Fund	February 17, 2004
	JennisonDryden Growth Allocation Fund	February 17, 2004
Strategic Partners Equity Fund, Inc. 		February 25, 2004
Prudential World Fund, Inc. 			January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund	May 28, 2004
Strategic Partners Asset Allocation Funds	October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds		October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds		June 30, 2004
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund
Strategic Partners Mutual Funds, Inc.		March 1, 2004
Strategic Partners International Growth Fund
Strategic Partners Small Cap Growth Opportunity Fund
Strategic Partners Managed Small Cap Growth Fund
Strategic Partners Small Company Fund
Strategic Partners Mid Cap Growth Fund
Strategic Partners Relative Value Fund
Strategic Partners Technology Fund
Strategic Partners Health Sciences Fund
Strategic Partners Managed OTC Fund
Strategic Partners Capital Growth Fund
Strategic Partners Concentrated Growth
Strategic Partners Managed Large Cap Growth Fund
Strategic Partners Core Value Fund
Strategic Partners Managed Index 500 Fund
Strategic Partners Equity Income Fund
Strategic Partners Growth with Income Fund
Strategic Partners Capital Income Fund
Strategic Partners Balanced Fund
Strategic Partners High Yield Bond Fund
Strategic Partners Bond Fund
Strategic Partners Money Market Fund




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